                                   Law Office
                                       of
                               Robert F. Flanagan
                            11909 Smoking Oaks Street
                          San Antonio, Texas 78233-3121
                            Telephone (210) 657-3781
                            Telecopier (210) 657-3799
                          Email bobflanagan@Justice.com
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ROBERT F. FLANAGAN
ATTORNEY AND COUNSEL AT LAW

May 25, 2002

Members of the Board of Directors
Communicate Now.Com, Inc.
310 Kitty Hawk Rd.
Universal City, TX 78148

Gentlemen:

     You have requested my opinion with respect to the Shares included in the
Communicate Now.Com, Inc. (the "Company") registration statement on Form S-8
(the "Registration Statement"), which will be filed with the Securities and
Exchange Commission on or about May 25, 2002.

     The undersigned has acted as special counsel to the Company and has examined the original or copies of such records of the Company and such agreements, certificates or public officials, certificates of officers of the
Company, and such other documents as deemed relevant and necessary for the opinion expressed in this letter. In such examination, I have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us as conformed copies. As to various questions of fact material to such opinion, I have relied upon statements or certificates of officials and representatives of the Company.

Based upon and subject to the foregoing, I am of the opinion that:

     When the Registration Statement becomes effective under the Securities Act of 1933, as amended, and the Company's common stock, $.0001 par value, (the
"Shares") are issued as contemplated by the Registration Statement, such Shares will be validly issued, fully paid and non-assessable.

     The undersigned consents to the filing of this opinion as an exhibit to the
Registration Statement. In giving such consent, I am not admitting that I am included within the category of persons whose consent is required under Section
7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder. Sincerely,

                                   Sincerely,

                                 By: /s/  Robert F. Flanagan, Esq.
                                     ------------------------
                                     Robert F. Flanagan, Esq.